Exhibit (i)(2)


                               SEWARD & KISSEL LLP
                                1200 G Street, NW
                                    Suite 350


                              WASHINGTON, DC 20005




                                              April 20, 1999


Memorial Funds
Two Portland Square
Portland, ME 04101



Ladies and Gentlemen:



         We consent to the continued inclusion as an exhibit to the Registration Statement of Memorial Funds of our opinion dated March 12, 1998 as to the legality of the securities registered by Memorial Funds as of that date.



                                              Very truly yours,

                                              /s/ Seward & Kissel LLP
















47180.000 #83426 v.1